Exhibit 99.1

News Release

Valspar Reports Fiscal 2014 First-Quarter Results

•         First quarter net sales increased 9% to $956 million

•         First quarter diluted EPS (as adjusted) $0.70, increased 17% versus prior year

•         Sales growth led by acquisitions and new business wins

•         Fiscal 2014 annual diluted EPS (as adjusted) guidance reaffirmed at $3.95 to $4.15

Minneapolis – (BUSINESS WIRE) – February 12, 2014 – The Valspar Corporation (NYSE: VAL) today reported first quarter 2014 net sales of $956 million, an increase of nine percent over the prior year. Reported net income and earnings per diluted share for the current year includes nonrecurring items, which are detailed in the “Reconciliation of Non-GAAP Financial Measures” included in this release. First quarter 2014 adjusted net income and earnings per diluted share, excluding these nonrecurring items, were $61 million and $0.70, respectively. First quarter 2013 adjusted net income and earnings per diluted share were $55 million and $0.60, respectively.

“We are pleased to report a good start to our fiscal year with first quarter sales increasing nine percent over the previous year and diluted EPS (as adjusted) up 17 percent,” said Gary E. Hendrickson, chairman and chief executive officer. “We saw strong growth in both our Paints and Coatings segments, reflecting the benefits of new business wins, acquisitions and productivity improvements. We remain focused on executing our significant new business initiatives and productivity plans to drive growth in fiscal 2014.”

Net sales in the Paints segment increased 10 percent to $361 million in the first quarter of 2014, primarily driven by strong volume growth in the U.S., China and improving volume in Australia. Adjusted earnings before interest and taxes (EBIT) increased 50 percent to $34 million. Paints segment adjusted EBIT margins increased approximately 250 bps to 9.4 percent. The growth in EBIT margins was primarily due to higher volume, improved mix and increased profitability in our international markets.

Net sales in the Coatings segment increased 10 percent to $549 million in the first quarter of 2014, primarily driven by acquisitions and the continued growth of our wood product line. Coatings segment adjusted EBIT increased six percent to $79 million. EBIT margins decreased in the quarter by approximately 60 bps to 14.3 percent, driven primarily by the impact of acquisitions.

The company reaffirmed its full year diluted EPS (as adjusted) guidance of $3.95 to $4.15.

An earnings conference call is scheduled for 11:00 a.m. Eastern Time (10:00 a.m. Central Time) today and will be webcast and accessible from the Investor Relations section of Valspar’s website at www.valsparglobal.com/investors. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. An audio replay of the call will be available from 12:30 p.m. Central Time, Wednesday, February 12th through midnight, Wednesday, February 26th by dialing +1 800-475-6701 from within the U.S. or +1 (320) 365-3844 from outside of the U.S., using access code 316682.

# # #

Investor Contact:

Tyler Treat

612.851.7358

ttreat@valspar.com

About The Valspar Corporation

The Valspar Corporation (NYSE: VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry. For more information, visit www.valsparglobal.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are based on management’s current expectations, estimates, assumptions and beliefs about future events, conditions and financial performance. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements. Any statement that is not historical in nature is a forward-looking statement. We may identify forward-looking statements with words and phrases such as “expects,” “projects,” “estimates,” “anticipates,” “believes,” “could,” “may,” “will,” “plans to,” “intend,” “should” and similar expressions.  These risks, uncertainties and other factors include, but are not limited to, deterioration in general economic conditions, both domestic and international, that may adversely affect our business; fluctuations in availability and prices of raw materials, including raw material shortages and other supply chain disruptions, and the inability to pass along or delays in passing along raw material cost increases to our customers; dependence of internal sales and earnings growth on business cycles affecting our customers and growth in the domestic and international coatings industry; market share loss to, and pricing or margin pressure from, larger competitors with greater financial resources; significant indebtedness that restricts the use of cash flow from operations for acquisitions and other investments; dependence on acquisitions for growth, and risks related to future acquisitions, including adverse changes in the results of acquired businesses, the assumption of unforeseen liabilities and disruptions resulting from the integration of acquisitions; risks and uncertainties associated with operations and achievement of profitable growth in developing markets, including Asia and Central and South America; loss of business with key customers; damage to our reputation and business resulting from product claims or recalls, litigation, customer perception and other matters; our ability to respond to technology changes and to protect our technology; possible interruption, failure or compromise of the information systems we use to operate our business; changes in governmental regulation, including more stringent environmental, health and safety regulations; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; unusual weather conditions adversely affecting sales; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; and civil unrest and the outbreak of war and other significant national and international events. We undertake no obligation to subsequently revise any forward-looking statement to reflect new information, events or circumstances after the date of such statement, except as required by law.

THE VALSPAR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Three Months Ended January 24, 2014 and January 25, 2013

(Dollars in thousands, except per share amounts)

	Three Months Ended
	January 24,	January 25,
	2014	2013

Net Sales	$956,119	$875,242
Cost of Sales	630,960	580,891
Restructuring Charges - Cost of Sales	6,106	—
Gross Profit	319,053	294,351
Research and Development	30,558	30,783
Selling, General and Administrative	187,235	170,037
Restructuring Charges	5,700	—
Operating Expenses	223,493	200,820
Income From Operations	95,560	93,531
Interest Expense	15,932	15,873
Other (Income) Expense, Net	371	950
Income Before Income Taxes	79,257	76,708
Income Taxes	25,704	21,679
Net Income	$53,553	$55,029

Average Number of Shares O/S - basic	85,147,728	89,477,591
Average Number of Shares O/S - diluted	87,641,304	92,397,428

Net Income per Common Share - basic	$0.63	$0.62
Net Income per Common Share - diluted	$0.61	$0.60

THE VALSPAR CORPORATION

SEGMENT INFORMATION (UNAUDITED AND SUBJECT TO RECLASSIFICATION)

For the Three Months Ended January 24, 2014 and January 25, 2013

(Dollars in thousands)

	Three Months Ended
	January 24,		January 25,
	2014		2013

Coatings Segment[1]
Net Sales	$548,585		$497,616
Earnings Before Interest and Taxes (EBIT)	69,975		74,340

Key Metrics (GAAP):
Sales Growth	10.2%		0.6%
EBIT, % of Net Sales	12.8%		14.9%

Key Metrics (non-GAAP)[2]:
Adjusted EBIT	$78,595		$74,340
Adjusted EBIT, % of Net Sales	14.3%		14.9%

Paints Segment[1]
Net Sales	$361,405		$329,079
EBIT	30,997		22,543

Key Metrics (GAAP):
Sales Growth	9.8%		(3.1%	)
EBIT, % of Net Sales	8.6%		6.9%

Key Metrics (non-GAAP)[2]:
Adjusted EBIT	$33,816		$22,543
Adjusted EBIT, % of Net Sales	9.4%		6.9%

Other and Administrative
Net Sales	$46,129		$48,547
EBIT	(5,783)		(4,302)

Key Metrics (GAAP):
Sales Growth	(5.0%	)	(5.6%	)
EBIT, % of Net Sales	(12.5%	)	(8.9%	)

Key Metrics (non-GAAP)[2]:
Adjusted EBIT	$(5,416)		$(4,302)
Adjusted EBIT, % of Net Sales	(11.7%	)	(8.9%	)

[1] Certain insignificant products formerly classified in the Paints segment are now classified in the Coatings segment.
[2] The information on this page includes non-GAAP financial measures. Please refer to the “RECONCILIATION OF NON-GAAP FINANCIAL MEASURES” included in this release for detailed information.

THE VALSPAR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of January 24, 2014 and January 25, 2013

(Dollars in thousands)

	January 24, 2014	January 25, 2013

Assets
Current Assets:
Cash and Cash Equivalents	$192,591	$248,642
Restricted Cash	3,241	19,893
Accounts and Notes Receivable, Net	669,975	585,539
Inventories	504,151	425,590
Deferred Income Taxes	40,440	43,637
Prepaid Expenses and Other	117,452	89,956
Total Current Assets	1,527,850	1,413,257
Goodwill	1,147,356	1,075,692
Intangibles, Net	611,374	551,131
Other Assets	56,237	28,488
Long-Term Deferred Income Taxes	6,835	5,194
Property, Plant & Equipment, Net	632,912	556,905
Total Assets	$3,982,564	$3,630,667

Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term Debt	$540,162	$217,283
Current Portion of Long-Term Debt	—	39,737
Trade Accounts Payable	593,777	470,187
Income Taxes	12,307	15,277
Other Accrued Liabilities	358,238	298,669
Total Current Liabilities	1,504,484	1,041,153
Long Term Debt, Net of Current Portion	1,012,354	1,012,563
Deferred Income Taxes	240,679	217,025
Other Long-Term Liabilities	135,666	155,094
Total Liabilities	2,893,183	2,425,835
Stockholders’ Equity	1,089,381	1,204,832
Total Liabilities and Stockholders’ Equity	$3,982,564	$3,630,667

THE VALSPAR CORPORATION

SELECTED INFORMATION (UNAUDITED AND SUBJECT TO RECLASSIFICATION)

For the Three Months Ended January 24, 2014 and January 25, 2013

(Dollars in thousands)

	Three Months Ended
	January 24, 2014	January 25, 2013

Depreciation and Amortization	$28,142	$20,569

Capital Expenditures	20,991	13,950

Dividends Paid	22,226	20,679

THE VALSPAR CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

For the Three Months Ended January 24, 2014 and January 25, 2013

(Dollars in thousands, except per share amounts)

The following information provides reconciliations of non-GAAP financial measures from operations presented in the accompanying news release to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The company has provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying news release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the news release. The non-GAAP financial measures in the accompanying news release may differ from similar measures used by other companies. The following tables reconcile gross profit, operating expense, earning before interest and taxes (EBIT), net income, net income per common share - diluted, and diluted earnings per share (EPS) guidance for the periods presented (GAAP financial measures) to adjusted gross profit, adjusted operating expense, adjusted earning before interest and taxes (EBIT), adjusted net income, adjusted net income per common share - diluted, and adjusted diluted earnings per share (EPS) guidance (non-GAAP financial measures) for the periods presented.

	Three Months Ended January 24, 2014			Three Months Ended January 25, 2013
	Dollars	% of Net Sales		Dollars	% of Net Sales

Coatings Segment
Earnings Before Interest and Taxes (EBIT)	$69,975	12.8%		$74,340	14.9%
Restructuring Charges - Cost of Sales	4,265	0.8%		—	0.0%
Restructuring Charges - Operating Expense	4,355	0.8%		—	0.0%
Adjusted EBIT	$78,595	14.3%		$74,340	14.9%

Paints Segment
EBIT	$30,997	8.6%		$22,543	6.9%
Restructuring Charges - Cost of Sales	1,775	0.5%		—	0.0%
Restructuring Charges - Operating Expense	1,044	0.3%		—	0.0%
Adjusted EBIT	$33,816	9.4%		$22,543	6.9%

Other and Administrative
EBIT	$(5,783)	(12.5%	)	$(4,302)	(8.9%	)
Restructuring Charges - Cost of Sales	66	0.1%		—	0.0%
Restructuring Charges - Operating Expense	301	0.7%		—	0.0%
Adjusted EBIT	$(5,416)	(11.7%	)	$(4,302)	(8.9%	)

Total
Gross Profit	$319,053	33.4%		$294,351	33.6%
Restructuring Charges - Cost of Sales	6,106	0.6%		—	0.0%
Adjusted Gross Profit	$325,159	34.0%		$294,351	33.6%

Operating Expenses	$223,493	23.4%		$200,820	22.9%
Restructuring Charges - Operating Expense	(5,700)	(0.6%	)	—	0.0%
Adjusted Operating Expenses	$217,793	22.8%		$200,820	22.9%

EBIT	$95,189	10.0%		$92,581	10.6%
Restructuring Charges - Total	11,806	1.2%		—	0.0%
Adjusted EBIT	$106,995	11.2%		$92,581	10.6%

Net Income	$53,553			$55,029
After Tax Restructuring Charges - Total	7,581			—
Adjusted Net Income	$61,134			$55,029

Net Income per Common Share - diluted	$0.61			$0.60
Restructuring Charges - Total	0.09			—
Adjusted Net Income per Common Share - diluted	$0.70			$0.60

Reconciliation of Fiscal 2014 Annual Adjusted Diluted EPS Guidance
Diluted EPS Guidance				$3.68-$3.83
Restructuring Charges				0.27-0.32
Adjusted Diluted EPS Guidance				$3.95-$4.15